EXHIBIT 2

THE
BANK OF											Payment Date:	      	      9/25/96
NEW YORK										Accrual Period:	 8/26/96 thru 9/25/96

101 Barclay Street, 12E

New York, NY 10286
Attn: Douglas Badaszewski, MBS Unit
      (212) 815-2793








                                GREENWICH CAPITAL ACCEPTANCE, INC.
                         Mortgage Pass-Through Certificates, Series 1996-CHL1
                                 Countrywide Home Loans, as Servicer


Class Information                         Current Payment Information                 Factors per $1,000
                              Beg
                          Certificate/      Pass         Principal      Interest       Total        End Certificate/   Principal
    Type        Name      Notional Bal.   Thru Rate       Dist. Amt.    Dist. Amt.      Dist.        Notional Bal.       Dist.
   Senior         A      185,494,343.13    5.787500%    1,898,866.40    894,623.87   2,793,490.16    183,595,476.73   10.1022172
 Subordinate    B-10     186,111,643.26    3.032379%            0.00          0.00                   184,686,142.35     .0000000
  Residual        R                0.00    0.000000%             n/a          0.00           0.00              0.00     .0000000

   Totals         -      185,494,343.13            -    1,898,866.40    894,623.76   2,793,490.16    183,595,476.73   10.1022172


(table continued)

Class Information                         Current Payment Information                Factors per $1,000
   Type         Name   Interest     Ending
  		         Dist      Cert. Bal
  Senior         A    4.75951      976.7519145
 Subordinate    B-10   .000000     982.5543980
 Residual        R     .000000        .0000000

  Totals              4.7595152     14.8617325


     Class
  Information      Original Certificate Information                    Losses and Unpaid Amounts

                                                                   Carry
 Class                                                            Forward     Interest    Unpaid Interest
  Code     Name     Cert. Bal.      Pass Thru     Cusips           Amount    Shortfalls       Shortfalls
            A     187,965,310.34    5.818750%    396782ES9         0.00       0.00               0.00
           B-IO   187,965,310.34    3.165104%          n/a          n/a       0.00               0.00
            R               0.00    0.000000%          n/a          n/a        n/a                n/a

 Totals      -    187,965,310.34            -          -             -           -                  -



 P&S Ref.               ENDING COLLATERAL INFORMATION
 Sec. 4.05
           Aggregate stated principal balance       186,111,643.26
           Loan count                                         1758
           Weighted average remaining term                     355
           Weighted average coupon rate                  9.489879%


P&S Ref.           FEES & ADVANCES
Sec. 4.05
           Master servicer fees     76,884.22

           Advances (this period)        0.00
           Recoveries (this period)      0.00
           Outstanding advances          0.00
					 ====


P&S Ref.          OTHER INFORMATION
Sec. 4.05
           Available funds                            2,896,652.74
           Insured Payments                                   0.00
           Aggregate prepayments                      1,325,058.44
           Required subordination amount              5,638,959.31
           Subordination deficit                              0.00
           Class B-IO optimal interest dist amount      470,300.85
           Subordination increase amount                473,365.49


 P&S Ref.                        DELINQUENCY INFORMATION (as of the Due Date)
 Sec. 4.05

             Period                       Loan Count              Ending Stated Balance
           ------------                 ----------------        --------------------------
           31-60 days                         38                        3,552,937.96
           61-90 days                         11                        1,146,474.51
           91+ days                            2                          187,107.21
           In foreclosure                      5                          545,327.90

           Totals                             56                        5,431,847.58
					      ==			============


P&S Ref.                                REO INFORMATION
Sec. 4.05
             REO Date                     Loan Number              Ending Stated Balance
          --------------                ------------------        --------------------------
                                                        --                              0.00
                                                        --                              0.00
                                                        --                              0.00
                                                        --                              0.00
           Totals                                        0                              0.00
 							 = 				====


P&S Ref.                                  Liquidated Loan Information
Sec. 4.05

                                            Stated Principal
           Loan Number                          Balance              Realized Loss
         ----------------               ----------------------      ---------------------------
               --                      	          0.00                       0.00
               --                     		  0.00                       0.00
               --                     		  0.00                       0.00
               --                     		  0.00                       0.00

           Totals                                    0                       0.00
                                                     =	                     ====
